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                                                                     EXHIBIT 4.3

                                                                               1

                                                                       EXHIBIT B



                           AMENDED AND RESTATED SECURITY AGREEMENT dated as of May 17, 2001, as amended and restated as of February 21, 2003, among IMC GLOBAL INC., a Delaware corporation (the "COMPANY"), each subsidiary of the Company listed on Schedule I hereto (each such subsidiary, individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS") (the Subsidiary Guarantors and the Company are referred to collectively herein as the "GRANTORS") and JPMORGAN CHASE BANK (successor to The Chase Manhattan Bank), a New York banking corporation, as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties (as defined herein).


         WHEREAS, the Company, each subsidiary of the Company listed on Schedule I thereto, and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as collateral agent for the Secured Parties, are parties to the Security Agreement dated as of May 17, 2001, as amended (the "CURRENT SECURITY AGREEMENT"), as in effect immediately prior to the Restatement Effective Date;

         WHEREAS, the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, as administrative agent, are parties to an Amendment and Restatement Agreement dated as of February 21, 2003 (the "AMENDMENT AND RESTATEMENT AGREEMENT");

         WHEREAS, subject to the satisfaction of the conditions set forth in the Amendment and Restatement Agreement, the Current Security Agreement shall be amended and restated as provided herein.

         NOW, THEREFORE, the parties hereto agree as follows:


         Reference is made to (a) the Amended and Restated Credit Agreement dated as of May 17, 2001, as amended and restated as of February 21, 2003 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Borrowing Subsidiaries referred to therein, the lenders from time to time party thereto, JPMorgan Chase Bank, as administrative agent, and Goldman Sachs Credit Partners L.P., as syndication agent, and (b) the Guarantee Agreement dated as of May 17, 2001 (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AGREEMENT"), among the Company, the Subsidiary Guarantors and the Collateral Agent.

         The Lenders have agreed to make Loans to the Borrowers, and the Issuing Banks have agreed to issue Letters of Credit for the accounts of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. In accordance with the terms of the Guarantee Agreement, each of the Subsidiary Guarantors has agreed to guarantee, among other things, the obligations of the Borrowers, and the Company has agreed to guarantee, among other things, the obligations of each of the Borrowing Subsidiaries, under the Credit

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Agreement. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any of the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including reasonable fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual payment of all monetary obligations and other liabilities of the Company or any of its Subsidiaries under each interest rate or foreign currency hedging agreement existing on the date hereof with any counterparty that is a Lender (or an Affiliate of a Lender) on the date hereof and each interest rate or foreign currency hedging agreement entered into in the future with a counterparty that is a Lender (or an Affiliate of a Lender) at the time such hedging agreement is entered into (such hedging agreements, the "HEDGING AGREEMENTS"), (c) the due and punctual payment of all monetary obligations and other liabilities of the Company or any of its Subsidiaries under each commodity hedging agreement existing on the date hereof with any counterparty that is a Lender (or an Affiliate of a Lender) on the date hereof and each commodity hedging agreement entered into in the future with any counterparty that is a Lender (or an Affiliate of a Lender) at the time such commodity hedging agreement is entered into (such commodity hedging agreements, the "COMMODITY AGREEMENTS"), (d) the due and punctual payment of all monetary obligations and other liabilities of the Company or any of its Subsidiaries under each Secured Non-Lender Commodity Agreement, (e) the due and punctual payment of all monetary obligations and other liabilities of the Company under the Existing Synthetic Purchase
Agreement, (f) the due and punctual payment of all of the 1991 Obligations, the 1993 Obligations, the PLP Obligations and the Polk Guaranty Obligations (as each such term is defined in the Collateral Sharing Agreement) and (g) the due and punctual payment of all monetary obligations and other liabilities in respect of overdrafts and related liabilities and obligations arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds to any entity that is a Lender (or an Affiliate of a Lender) (except to the extent otherwise provided in a separate agreement for any such services) (collectively, the "TREASURY SERVICES", and all the monetary and other obligations described in the preceding clauses (a) through (g) being collectively called the "OBLIGATIONS"). The Obligations under the Existing Synthetic Purchase Agreement hereinafter shall be referred to as the "JUNIOR OBLIGATIONS" and the Obligations other than the Junior Obligations hereinafter shall be referred to as the "SENIOR OBLIGATIONS".

         Each of the Grantors (other than the Company) is a direct or indirect Subsidiary of a Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank.

         Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. DEFINITION OF TERMS USED HEREIN. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, all references to the Uniform Commercial Code shall mean the Uniform Commercial Code from time to time in effect in the State of New York and all references to the Personal Property Security Act shall mean the Personal Property Security Act and regulations thereunder from time to time in effect in the Province of Saskatchewan.

     SECTION 1.02. DEFINITION OF CERTAIN TERMS USED HEREIN. As used herein, the following terms shall have the following meanings:

     "ACCOUNT DEBTOR" shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

     "ACCOUNTS" shall have the meaning assigned to such term in Article 9 of the Uniform Commercial Code or in the Personal Property Security Act, as applicable, and shall include any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

     "ACCOUNTS RECEIVABLE" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

     "ASSIGNED CONTRACT PARTIES" shall mean any Grantor which is a party to an Assigned Contract.

     "ASSIGNED CONTRACT RIGHTS" shall mean any and all of the Assigned Contract Parties' right, title and interest in, to and under the Assigned Contracts, including (a) any and all rights to receive and demand payments under any and all Assigned Contracts, (b) any and all rights to receive and compel performance under any and all Assigned Contracts, (c) the right to make and deliver all waivers, releases, amendments, extensions, renewals, ratifications, revivors, determinations and agreements of or under any and all Assigned Contracts, (d) the right to take such action, including commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Assigned Contracts or by law and (e) any and all other rights, interests and claims now existing or hereafter arising under or in connection with any and all Assigned Contracts.

     "ASSIGNED CONTRACTS" shall have the meaning assigned to such term in
Section 3.05, in each case as amended and in effect from time to time.

     "COLLATERAL" shall mean (a) all Accounts Receivable, (b) all Inventory, (c) the Tender

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Escrow and all amounts or investments held therein or credited thereto, (d) the
Salt Disposition Escrow and all amounts or investments held therein or credited thereto, (e) the Polk Escrow and all amounts or investments held therein or credited thereto, (f) all Intercompany Obligations, (g) the Assigned Contract Rights, (h) the Collateral Account and all amounts or investments held therein or credited thereto, (i) all partnership interests or limited liability company interests beneficially owned by any Grantor, whether now owned or hereafter acquired, (j) all Proceeds, (k) the B Term Loan Escrow and all amounts or investments held therein and credited thereto, (l) the Excess Salt Disposition Escrow and all amounts or investments held therein and credited thereto and (m) the Argus Lease Escrow and all amounts or investments held therein and credited thereto.

     "COLLATERAL ACCOUNT" shall have the meaning assigned to such term in
Section 3.01 of the Collateral Sharing Agreement.

     "COMMODITY AGREEMENTS" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "CREDIT AGREEMENT" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "CREDIT AGREEMENT OBLIGATIONS" shall have the meaning assigned to such term in the Collateral Sharing Agreement.

     "GOODS" shall have the meaning assigned to such term in Article 9 of the Uniform Commercial Code.

     "HEDGING AGREEMENTS" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "INTERCOMPANY OBLIGATIONS" shall mean all Indebtedness, loans and other monetary obligations owed by the Company or any of its Subsidiaries to a Grantor.

     "INVENTORY" shall have the meaning assigned to such term in Article 9 of the Uniform Commercial Code or in the Personal Property Security Act, as applicable, and shall include all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

     "JUNIOR OBLIGATIONS" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "JUNIOR SECURED PARTIES" shall mean the Secured Parties referred to in clause (i) of the definition of the term Secured Parties and the successors and assigns thereof.

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     "1991 NOTES" shall have the meaning assigned to such term in the Collateral
Sharing Agreement.

     "1997/98 DEBT SECURITIES" shall have the meaning assigned to such term in the Collateral Sharing Agreement.

     "1997/98 RESTRICTED COLLATERAL" shall have the meaning assigned to such term in the Collateral Sharing Agreement.

     "1997/98 UNRESTRICTED OBLIGATIONS" shall have the meaning assigned to such term in the Collateral Sharing Agreement.

     "1993 NOTES" shall have the meaning assigned to such term in the Collateral Sharing Agreement.

     "OBLIGATIONS" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "PHOSPHATE OBLIGOR" shall have the meaning assigned to such term in the Collateral Sharing Agreement.

     "PLP NOTES" shall have the meaning assigned to such term in the Collateral Sharing Agreement.

     "PROCEEDS" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "SECOND PRIORITY COLLATERAL" shall mean all Inventory and Accounts Receivable owned by the Second Priority Grantor.

     "SECOND PRIORITY GRANTOR" shall mean IMC USA Inc. LLC.

     "SECURED COLLATERAL LIENS" shall have the meaning assigned to such term in
Section 3.04.

     "SECURED NON-LENDER COMMODITY AGREEMENT" shall mean any commodity hedging agreement entered into with the Company or any of its Subsidiaries that is not a Commodity Agreement; PROVIDED that any such commodity hedging agreement shall not be deemed a Secured Non-Lender Commodity Agreement except to the extent that
(a) such agreement is entered into in the ordinary course of business of the Company or the Subsidiary party thereto, as applicable, and (b) such agreement or a separate agreement entered into with respect to such agreement by the parties to such agreement provides that such agreement shall be a "Secured Non-Lender Commodity Agreement" under the Security Documents.

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     "SECURED PARTIES" shall mean (a) the Lenders, (b) the Administrative Agent,
(c) the Collateral Agent, (d) the Issuing Banks, (e) each counterparty to a Hedging Agreement, (f) each counterparty to a Commodity Agreement, (g) each counterparty to a Secured Non-Lender Commodity Agreement, (h) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document, (i) each counterparty to the Existing Synthetic Purchase Agreement,
(j) each holder of a 1991 Note, a 1993 Note, a PLP Note or a Polk County IRB,
(k) any Lender or an Affiliate of a Lender to which obligations in respect of Treasury Services are owed, and (l) the successors and assigns of each of the foregoing.

     "SECURITY INTEREST" shall have the meaning assigned to such term in Section 2.01.

     "SENIOR OBLIGATIONS" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "SENIOR SECURED PARTIES" shall mean the Secured Parties but determined without regard to clause (i) of the definition of the term Secured Parties.

     "TREASURY SERVICES" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "2001 DEBT SECURITIES" shall have the meaning assigned to such term in the Collateral Sharing Agreement.

     "2001 RESTRICTED COLLATERAL" shall have the meaning assigned to such term in the Collateral Sharing Agreement.

     "2001 UNRESTRICTED OBLIGATIONS" shall have the meaning assigned to such term in the Collateral Sharing Agreement.

     SECTION 1.03. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.


                                   ARTICLE II

               SECURITY INTEREST AND ASSIGNMENT; ESCROW AGREEMENTS

     SECTION 2.01. SECURITY INTEREST AND ASSIGNMENT. As security for the payment in full of the Credit Agreement Obligations (other than the Junior Obligations), (a) each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Senior Secured Parties that hold such Credit Agreement Obligations, a first priority security interest in all of such Grantor's right, title and interest in, to and under the Collateral (other than the Second Priority Collateral to the extent subject to a first priority security interest securing the obligations under the Potash Facility), (b) the Second Priority Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Senior Secured Parties that hold such Credit Agreement Obligations, a second priority security interest (junior only to the security interest therein securing the Potash Facility) in all of such Grantor's right, title and interest in, to and under the Second Priority Collateral to the extent subject to a

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first priority security interest securing the obligations under the Potash
Facility and (c) the Assigned Contract Parties hereby assign to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Senior Secured Parties that hold such Credit Agreement Obligations, all the Assigned Contract Rights. In addition, as security for the payment in full of the Senior Obligations other than the Credit Agreement Obligations, (a) each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the holders of the Senior Obligations other than the Credit Agreement Obligations, a first priority security interest in all of such Grantor's right, title and interest in, to and under the Collateral (other than the Second Priority Collateral to the extent subject to a first priority security interest securing the obligations under the Potash Facility), in each case only if and to the extent that Proceeds from such Collateral are required to be applied pursuant to the Collateral Sharing Agreement to pay such Senior Obligations, (b) the Second Priority Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the holders of the Senior Obligations other than the Credit Agreement Obligations, a second priority security interest (junior only to the security interest therein securing the Potash Facility) in all of such Grantor's right, title and interest in, to and under the Second Priority Collateral to the extent subject to a first priority security interest securing the obligations under the Potash Facility, in each case only if and to the extent that Proceeds from such Collateral are required to be applied pursuant to the Collateral Sharing Agreement to pay such Senior Obligations and (c) the Assigned Contract Parties hereby assign to the Collateral Agent, its successors and permitted assigns, for the benefit of the holders of the Senior Obligations other than the Credit Agreement Obligations, all the Assigned Contract Rights. In addition, as security for the payment in full of the Junior Obligations, (a) each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Junior Secured Parties, a second priority security interest in all of such Grantor's right, title and interest in, to and under the Collateral (other than the Second Priority Collateral to the extent subject to a first priority security interest securing the obligations under the Potash Facility), (b) the Second Priority Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Junior Secured Parties, a third priority security interest (junior only to the security interest therein securing the Potash Facility and the Senior Obligations) in all of such Grantor's right, title and interest in, to and under the Second Priority Collateral to the extent subject to a first priority security interest securing the obligations under the Potash Facility and (c) the Assigned Contract Parties hereby assign to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Junior Secured Parties, all the Assigned Contract Rights; PROVIDED that the Liens granted and assignments made pursuant to this sentence shall be subject and subordinate to the Liens granted and assignments made to secure the Senior Obligations pursuant to the preceding two sentences. The Liens granted hereunder to secure the Senior Obligations and the Junior Obligations are collectively referred to herein as the "SECURITY INTEREST".

     Notwithstanding anything herein to the contrary, this Agreement is not intended to create a security interest in the assets of a Grantor to secure the Obligations if doing so would require any 1997/98 Debt Securities to be equally and ratably secured, except to the extent that the requirement that 1997/98 Debt Securities be equally and ratably secured is the result of the Company's failure to comply with its covenants under the Credit Agreement, and this Agreement shall be construed and enforced to give effect to such intention. Without limiting the generality of the foregoing, this Agreement is not intended to create a security interest in the assets of a Grantor that constitute 1997/98 Restricted Collateral to secure any Obligations (other than the 1997/98 Unrestricted Obligations referred to in clause (a) of the definition of the term 1997/98 Unrestricted Obligations) that do not constitute Indebtedness (within the meaning of and as

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defined in the 1997 Indenture and the 1998 Indenture).

     Notwithstanding anything herein to the contrary, this Agreement is not intended to create a security interest in the assets of a Grantor to secure the Obligations if doing so would require any 2001 Debt Securities to be equally and ratably secured, except to the extent that the requirement that 2001 Debt Securities be equally and ratably secured is the result of the Company's failure to comply with its covenants under the Credit Agreement, and this Agreement shall be construed and enforced to give effect to such intention. Without limiting the generality of the foregoing, this Agreement is not intended to create a security interest in the assets of a Grantor that constitute 2001 Restricted Collateral to secure any Obligations (other than the 2001 Unrestricted Obligations referred to in clause (a) of the definition of the term 2001 Unrestricted Obligations) that do not constitute Indebtedness (within the meaning of and as defined in the New Senior Notes Indentures).

     Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party; PROVIDED, HOWEVER, that the Collateral Agent shall provide to the Company a copy of each such filing following each such filing; PROVIDED FURTHER, that the failure of the Collateral Agent to provide such filings to the Company as provided in this Section shall not affect any of the rights of the Secured Parties as set forth in this Agreement. The Security Interest shall also secure all future advances and re-advances that may hereafter be made by the Secured Parties to or for the benefit of the Borrowers or any Guarantor.

     SECTION 2.02. NO ASSUMPTION OF LIABILITY. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

     SECTION 2.03. TENDER ESCROW; SALT DISPOSITION ESCROW; POLK ESCROW. (a) On or prior to the Effective Date, the Collateral Agent will establish an escrow account entitled "IMC Global - Tender Escrow", which will constitute the Tender Escrow, to be held and administered by the Collateral Agent. In accordance with
Section 5.11 of the Credit Agreement, on the Effective Date, the Company shall deposit into the Tender Escrow an aggregate amount of $200,000,000 from the proceeds of Loans made pursuant to the Credit Agreement and the issuance of the New Senior Notes. The Company may, from time to time when no Default has occurred and is continuing, request that the Collateral Agent withdraw cash from the Tender Escrow for the purpose of (i) paying the purchase price for the 6.625% Notes purchased in connection with the 6.625% Notes Tender Offer or (ii) repaying the 6.625% Notes upon maturity, in each case on the date of such withdrawal, by delivering to the Collateral Agent a written request for such withdrawal specifying the amount of the requested withdrawal and the date on which such withdrawal shall be made and certifying that such withdrawal shall be in compliance with the restrictions and limitations set forth in this Section. Upon receipt of any such request for such a withdrawal, the Collateral Agent shall grant such request if (and only if) it reasonably determines that such withdrawal would be in compliance with the immediately preceding sentence. In the event that any cash or Permitted Investments remain in the Tender Escrow after the date on which all of the 6.625% Notes have been paid in full, and provided that no Default has occurred

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and is continuing, all such cash, together with the proceeds of such Permitted
Investments upon maturity, shall be promptly returned to the Company.

     (b) On or prior to the Effective Date, the Collateral Agent will establish an escrow account entitled "IMC Global - Salt Disposition Escrow", which will constitute the Salt Disposition Escrow, to be held and administered by the Collateral Agent. In accordance with Section 2.11(f) of the Credit Agreement, in the event that the Salt Disposition occurs, the Company shall deposit into the Salt Disposition Escrow all Net Proceeds from the Salt Disposition required to be deposited in the Salt Disposition Escrow pursuant to such Section. The Company may request, from time to time when no Default has occurred and is continuing, that the Collateral Agent withdraw cash from the Salt Disposition Escrow for the purpose of (i) redeeming or repaying the 7.4% Notes (to the extent outstanding) or (ii) to the extent of any Net Proceeds deposited in the Salt Disposition Account in excess of the outstanding principal amount of the 7.4% Notes on the date of deposit, repaying the Company's 6.50% Notes due 2003, 6.55% Notes due 2005 or 7.625% Notes due 2005 (or any combination thereof) then outstanding, in each case on the date of such withdrawal, by delivering to the Collateral Agent a written request for such withdrawal specifying the amount of the requested withdrawal and the date on which such withdrawal shall be made and certifying that such withdrawal shall be in compliance with the restrictions and limitations set forth in this Section. Upon receipt of any such request for such a withdrawal, the Collateral Agent shall grant such request if (and only if) it reasonably determines that such withdrawal would be in compliance with the immediately preceding sentence. In the event that any cash or Permitted Investments remain in the Salt Disposition Escrow after the date on which all of the 7.4% Notes, 6.50% Notes due 2003, 6.55% Notes due 2005 or 7.625% due 2005
have been paid in full, such cash or Permitted Investments shall be promptly distributed in accordance with clauses (iv) and (v) of Section 2.11(f) of the Credit Agreement.

     (c) On or prior to the Effective Date, the Collateral Agent will establish an escrow account entitled "IMC Global - Polk Escrow", which will constitute the Polk Escrow, to be held and administered by the Collateral Agent. In accordance with Section 5.11 of the Credit Agreement, the Company shall deposit into the Polk Escrow a portion of the Net Proceeds from the issuance of the New Senior Notes equal to the aggregate principal amount of the Polk County IRBs that are outstanding as of the Effective Date and are not owned by a Loan Party (plus, if the Polk County IRBs are refinanced, the proceeds of such refinancing received by or on behalf of the Loan Parties in payment of the Polk County IRBs then owned by the Loan Parties). The Company may request, from time to time when no Default has occurred and is continuing or, in the event that a Default arising from an acceleration of the maturity of any Polk County IRBs has occurred and is continuing, to the extent that such Default will be cured by the application of funds pursuant to this Section 2.03(c) to purchase, redeem or repay such Polk County IRBs, that the Collateral Agent withdraw cash from the Polk Escrow for the purpose of (i) purchasing the Polk County IRBs that are not owned by the Loan Parties to the extent permitted pursuant to Section 5.15 of the Credit Agreement, (ii) if the refinancing of the Polk County IRBs is not consummated prior to January 31, 2002 in accordance with Section 5.15 of the Credit Agreement, redeeming or repaying the Polk County IRBs at any time on or after January 31,

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2002, or if the Polk County IRBs are accelerated and become due prior to January
31, 2002, redeeming or repaying the Polk County IRBs at any time after such acceleration, or (iii) if the Polk County IRBs have been so refinanced, first repaying Revolving Borrowings then outstanding, and second paying, prepaying or repurchasing (A) the 7.4% Notes or (B) to the extent that the sum of the Salt Disposition Escrow and the Polk Escrow exceeds the principal amount of the 7.4% Notes outstanding from time to time, the 6.50% Notes due 2003, the 2005 Senior Notes or obligations under the Existing Synthetic Purchase Agreement, or to prepay the B Term Loans (or any combination thereof), in each case on the date of such withdrawal, by delivering to the Collateral Agent a written request for such withdrawal specifying the amount of the requested withdrawal and the date on which such withdrawal shall be made and certifying that such withdrawal shall be in compliance with the restrictions and limitations set forth in this Section. Upon receipt of any such request for such a withdrawal, the Collateral Agent shall grant such request if (and only if) it reasonably determines that such withdrawal would be in compliance with the immediately preceding sentence. In the event that any cash or Permitted Investments remain in the Polk Escrow after the date on which all of the Polk County IRBs have been redeemed or repaid in full and all obligations under the 7.4% Notes, the 6.50% Notes due 2003, the 2005 Senior Notes, the Existing Synthetic Purchase Agreement and the B Term
Loans have been paid in full, and provided that no Default has occurred and is continuing, all such cash, together with the proceeds of such Permitted Investments upon maturity, shall be promptly returned to the Company.

     (d) On or prior to the date of the Salt Disposition, the Collateral Agent will establish an escrow account entitled "B Term Loan Escrow", which will constitute the B Term Loan Escrow, to be held and administered by the Collateral Agent. In accordance with Section 2.11(f) of the Credit Agreement, on or prior to the third Business Day after the consummation of the Salt Disposition, the Company shall deposit into the B Term Loan Escrow all of such Net Proceeds that are available to be applied to prepay the B Term Borrowings in accordance with clause (iv) of Section 2.11(f) of the Credit Agreement. Such proceeds shall be held in the B Term Loan Escrow for a period not to exceed 30 days, and, on the Term Loan Prepayment Date, such Net Proceeds shall be applied to prepay outstanding B Term Borrowings, subject to Section 2.11(g) of the Credit Agreement. Following such application, any proceeds remaining in the B Term Loan Escrow shall be released from the B Term Loan Escrow and shall be available to the Company in accordance with clause (v) of Section 2.11(f) of the Credit Agreement.

     (e) On or prior to the date that is 15 days after the consummation of the Salt Disposition, the Collateral Agent will establish an escrow account entitled "Excess Salt Disposition Escrow", which will constitute the Excess Salt Disposition Escrow, to be held and administered by the Collateral Agent. In accordance with Section 2.11(f) of the Credit Agreement, the Company may, at its option, deposit in the Excess Salt Disposition Escrow all or any portion of the Net Proceeds made available to the Company in accordance with Section 2.11(f) of the Credit Agreement, and the Company shall, at its sole discretion, have the right to request the withdrawal of such escrowed funds, at any time and from time to time, to prepay, repurchase or redeem the Company's 6.50% Notes due 2003, 10.75% Notes due 2003, 6.55% Notes due 2005 or 7.625% Notes due 2005 (or
any combination thereof) or to use for general corporate purposes.

     (f) On or prior to the date that is 15 days after the consummation of the Salt Disposition, the Collateral Agent will establish an escrow account entitled "Argus Lease Escrow", which will constitute the Argus Lease Escrow, to be held and administered by the Collateral Agent. In accordance with the definition "Argus Lease Escrow" in the Credit Agreement, the Company

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                                                                              11


shall deposit in the Argus Lease Escrow $62,000,000 of the proceeds from the Salt Disposition in respect of the termination of the Argus Lease or the direct or indirect acquisition of an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, as the case may be. In the event that, (a) following the completion of all or, if applicable, any portion of the negotiations among the Company and the lessors under the Argus Lease, it is determined that the Argus Lease is to be terminated or that IMC Global shall directly or indirectly acquire an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, then such escrowed funds shall immediately be applied to make any necessary payments in respect of such termination or any such acquisition, as the case may be (and if, following the completion of all such negotiations, it is determined that such escrowed funds exceed the amount of all such payments made or to be made with respect to such termination or any such acquisition, then the excess shall be applied as described in clause (b) below), or (b) following the completion of all negotiations among the Company and the lessors under the Argus Lease, it is determined that the Argus Lease is not to be terminated and that IMC Global shall not directly or indirectly acquire an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, then such escrowed funds shall thereafter be deemed to be Net Proceeds from the Salt Disposition and shall immediately be applied in accordance with Section 2.11(f) of the Credit Agreement; PROVIDED that any escrowed funds applied in accordance with Section 2.11(f) (as required by the preceding clause (b)) shall be so applied in the manner and to the extent that such escrowed funds would have been applied previously had such escrowed funds been deemed to be Net Proceeds from the Salt Disposition immediately following the Salt Disposition and not been deposited in the Argus Lease Escrow. Notwithstanding anything herein to the contrary, to the extent that any funds are remaining in the Argus Lease Escrow as of 5:00 p.m., New York City time, on the date that is 365 days after the consummation of the Salt Disposition, such escrowed funds shall immediately be applied as set forth in clause (b) of the preceding sentence.

     (g) The parties hereto agree that, notwithstanding any other term or condition to the contrary herein or in any other agreement, the Collateral Agent shall have full dominion and control over the Tender Escrow, the Salt Disposition Escrow, the B Term Loan Escrow, the Excess Salt Disposition Escrow, the Argus Lease Escrow and the Polk Escrow with exclusive rights of withdrawal therefrom, and the Company hereby acknowledges and agrees that no Collateral shall be released from the Tender Escrow, the Salt Disposition Escrow, the B Term Loan Escrow, the Excess Salt Disposition Escrow, the Argus Lease Escrow or the Polk Escrow except as expressly provided in this Agreement or in any other Loan Document.

     (h) The Collateral Agent will from time to time invest any cash held in the Tender Escrow, the Salt Disposition Escrow, the B Term Loan Escrow, the Excess Salt Disposition Escrow, the Argus Lease Escrow or the Polk Escrow in Permitted Investments in accordance with any directions received from the Company; PROVIDED that the Collateral Agent shall not be obligated to make any such investment except to the extent directed by the Company; PROVIDED FURTHER that, if no event of Default has occurred and is continuing, any earnings realized with respect to any such Permitted Investments shall be promptly paid to the Company. The Collateral Agent shall not be obligated to pay any interest to the Company on any cash held in the Tender Escrow, the Salt Disposition Escrow, the B Term Loan Escrow, the Excess Salt Disposition Escrow, the Argus Lease Escrow or the Polk Escrow. The Collateral Agent shall have the right to sell or liquidate any such Permitted Investments for the purpose of providing the cash necessary for any withdrawal by the Company or by the Collateral Agent made pursuant to this Section; PROVIDED that the Collateral Agent shall have no responsibility for any diminution in

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                                                                              12


value of or losses upon sale or liquidation of any such Permitted Investments. Notwithstanding anything herein to the contrary, the Collateral Agent shall not be obligated to invest any cash held in the B Term Loan Escrow in any Permitted Investment if such investment will mature after the Term Loan Prepayment Date.

     (i) Upon the occurrence of an Event of Default, the Collateral Agent shall have the right to withdraw amounts from the Tender Escrow, the Salt Disposition Escrow, the B Term Loan Escrow, the Excess Salt Disposition Escrow, the Argus Lease Escrow and the Polk Escrow and apply such amounts in accordance with the terms of Section 3.04 of the Collateral Sharing Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

     SECTION 3.01. TITLE AND AUTHORITY. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

     SECTION 3.02. FILINGS. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete, except to the extent that the failure of such information to be true and correct could not result in a failure to maintain a perfected security interest in Collateral located in any location at which Collateral having an aggregate book value exceeding $5,000,000 is located. Fully executed Uniform Commercial Code and Personal Property Security Act financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties, subject to the priorities set forth in Section
2.01 and the provisions of the Collateral Sharing Agreement) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof), Canada (or any political subdivision thereof) and their respective territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

     SECTION 3.03. VALIDITY OF SECURITY INTEREST. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations (subject to the priorities set forth in Section 2.01 and the provisions of the Collateral Sharing Agreement) and (b) subject to the filings described in Section 3.02 above, a perfected

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                                                                              13


security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof), Canada (or any political subdivision thereof) and their respective territories and possessions pursuant to the Uniform Commercial Code, the Personal Property Security Act or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to
Section 6.02 of the Credit Agreement.

     SECTION 3.04. ABSENCE OF OTHER LIENS. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to clauses (i), (iii), (iv), (vii) and (xiii) of Section 6.02(a) of the Credit Agreement and paragraphs (a), (b) and (e) of the definition of the term "Permitted Encumbrances" in Section 1.01 of the Credit Agreement (such Liens referred to hereinafter as "SECURED COLLATERAL LIENS"). The Grantors have not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code, the Personal Property Security Act or any other applicable laws covering any Collateral or (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

     SECTION 3.05. ASSIGNED CONTRACTS. Schedule II attached hereto sets forth each assignable lease or other contract to which any Grantor is party that provides mineral rights to such Grantor that are associated with the operations conducted by the Company or any of its Subsidiaries at or in connection with the Mortgaged Properties (each such contract, as from time to time amended, extended, renewed, ratified or revived, an "ASSIGNED CONTRACT"). As of the date of this Agreement, (a) the Assigned Contracts are in full force and effect and no Assigned Contract Party or, to the knowledge of the Assigned Contract Parties, any other party to such Assigned Contracts is in breach or default under the Assigned Contracts and (b) none of the Assigned Contract Parties have hypothecated, assigned, mortgaged, pledged, encumbered or otherwise transferred its right, title or interest under the Assigned Contracts in any manner to any Person other than the Collateral Agent. Within 60 days of the Effective Date the Company will supplement Schedule II to identify any Assigned Contracts in effect not listed on the schedule attached hereto.


                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.01. RECORDS; PLACE OF BUSINESS. Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral

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                                                                              14


Agent showing the identity, approximate amount and location of any and all Collateral (other than Goods which are in transit in the ordinary course of business) at any location at which Collateral with an aggregate book value exceeding $5,000,000 is located.

     SECTION 4.02. PROTECTION OF SECURITY. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any other Lien, other than against any Secured Collateral Lien.

     SECTION 4.03. FURTHER ASSURANCES. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

     SECTION 4.04. TAXES; ENCUMBRANCES. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than any Secured Collateral Lien), and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; PROVIDED, HOWEVER, that nothing in this Section 4.04 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

     SECTION 4.05. ASSIGNMENT OF SECURITY INTEREST. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

     SECTION 4.06. CONTINUING OBLIGATIONS OF THE GRANTORS. Each Grantor (including each Assigned Contract Party) shall remain liable to observe and perform all of the covenants, conditions and obligations to be observed and performed by it under the Assigned Contracts and each other contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance. Without limiting the generality of the foregoing, each Assigned Contract Party specifically acknowledges and agrees that the Collateral Agent does not assume, and shall have no responsibility for, the performance of any covenants or obligations to be performed under or with respect to the Assigned Contracts or by it and it hereby agrees to indemnify and hold harmless the Collateral Agent with respect to any and all claims by any Person relating to such covenants or obligations.

     SECTION 4.07. USE AND DISPOSITION OF COLLATERAL. None of the Grantors shall make or permit to be made an assignment for security, pledge or hypothecation of the Collateral or shall grant any other Lien (other than a Secured Collateral Lien) in respect of the Collateral. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

     SECTION 4.08. LIMITATION ON MODIFICATION OF ACCOUNTS. None of the Grantors will, without the Collateral Agent's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

     SECTION 4.09. INSURANCE. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory in accordance with Section 5.07 of the Credit Agreement, and such insurance shall (a) provide that no cancelation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (b) name the Collateral Agent as insured party on liability policies and loss payee on property policies and (c) if reasonably requested by the Collateral Agent, include a breach of warranty clause. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of

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                                                                              16


insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.09, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Company to the Collateral Agent and shall be additional Obligations secured hereby.

     So long as no Event of Default has occurred and is continuing, all actions to be taken with respect to the making, settling and adjusting of claims under insurance policies may be taken by the Grantors without any requirement of participation or consent from the Collateral Agent and all proceeds received from any insurance with respect to any claim may be paid directly to the applicable Grantor to be applied in accordance with the provisions of the Credit Agreement.

     SECTION 4.10. LEGEND. Each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its chattel paper and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such chattel paper has been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

     SECTION 4.11. ASSIGNED CONTRACTS. In addition to, and without limiting, any and all covenants made by the Grantors pursuant to this Article IV, each Assigned Contract Party hereby covenants that (a) it will not permit any waiver, release, termination, expiration, cancelation, pooling, communitization, supplement, amendment, change or modification to be made to the Assigned Contracts, except as would not materially adversely affect the rights of such Assigned Contract Party thereunder and the rights and remedies of the Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same, and (b) it will not hypothecate, assign, mortgage, pledge, encumber or otherwise transfer its right, title or interest under the Assigned Contracts at any time on or after the date of this Agreement without the prior written consent of the Collateral Agent in each instance, it being understood and agreed that any such assignment, mortgage, pledge or encumbrance without the consent of the Collateral Agent shall be void and of no force or effect.


                                    ARTICLE V

                                    REMEDIES

     SECTION 5.01. REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code, the Personal Property Security Act or other applicable law and, with respect to the Assigned Contracts, the terms of such Assigned Contracts. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable

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                                                                              17


law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     The Collateral Agent shall give a Grantor 10 days' (or, to the extent required under the Personal Property Security Act, 20 days') prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions or, to the extent applicable, under Section 59(6) of the Personal Property Security Act) of the Collateral Agent's intention to make any sale of such Grantor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver; PROVIDED, HOWEVER, that with respect to the Assigned Contracts, any such sale of such Assigned Contracts shall be subject to the terms of the Assigned Contracts.

     SECTION 5.02. APPLICATION OF PROCEEDS. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, in the order and manner specified in the Collateral Sharing Agreement.

     The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

     SECTION 5.03. ASSIGNED CONTRACTS. In addition to all other rights and remedies provided under Section 5.01 and under any of the Loan Documents, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, at its option, without notice to or demand upon the Assigned Contract Parties, in its own name or the name of the Assigned Contract Parties, demand, sue upon or otherwise enforce, amend, extend, renew, ratify, revive, release, pool, or communitize the Assigned Contracts to the same extent as if the Collateral Agent were the party named in the Assigned Contracts, and exercise all other Assigned Contract Rights in such manner as it may determine; PROVIDED, HOWEVER, that prior to the occurrence of any such Event of Default, the Assigned Contract Parties shall be entitled to exercise all the Assigned Contract Rights, subject to the provisions of Section 4.11. Any moneys actually received by the Collateral Agent pursuant to the exercise of any of the rights and remedies granted pursuant this Section shall be applied as provided in Section 5.02.


                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.01. NOTICES. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Company in accordance with the preceding sentence (and each Subsidiary Guarantor acknowledges that the Company is authorized to accept such communications and notices on its behalf).

     SECTION 6.02. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument,
(c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

     SECTION 6.03. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Banks, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

     SECTION 6.04. BINDING EFFECT; SEVERAL AGREEMENT. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

     SECTION 6.05. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 6.06. COLLATERAL SHARING AGREEMENT. By becoming a party to this Agreement, each Grantor agrees to be bound by the terms of the Collateral Sharing Agreement and, without limiting the generality of the foregoing, expressly agrees that all obligations and liabilities of a Loan Party thereunder apply to such Grantor with the same force and effect as if such Grantor were a signatory thereto.

     SECTION 6.07. COLLATERAL AGENT'S FEES AND EXPENSES; INDEMNIFICATION. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement (including the customary fees and charges of the Collateral Agent for any audits conducted by it or on its behalf with respect to the Accounts Receivable or Inventory), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.


     (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.03(b) of the Credit Agreement) against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto, PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

     (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.07 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 6.07 shall be payable on written demand therefor.

     SECTION 6.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6.09. WAIVERS; AMENDMENT. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

     (c) Notwithstanding the foregoing, if (i) any Polk County IRB is refinanced by the issuance of Indebtedness permitted by the Credit Agreement as contemplated by Section 5.15 of the Credit Agreement and (ii) the terms of such Indebtedness require that the payment of such Indebtedness be secured by a security interest in any Collateral, then the Collateral Agent and the Grantors shall enter into an amendment to this Agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Grantors, providing for the grant pursuant to this Agreement of such security interest and such other changes to this Agreement as are necessary to provide the holders of such Indebtedness with the benefits of this Agreement with respect to such security interest; PROVIDED that (A) the terms of such security interest and such other changes to this Agreement shall not be more favorable to the holders of such Indebtedness than the terms of this Agreement are to the holders of the Polk County IRBs and (B) no consent of any Secured Party other than the Collateral Agent shall be required for such amendment.

     (d) The Grantors hereby agree that The Limitation of Civil Rights Act of the Province of Saskatchewan shall have no application to this Agreement or any instrument renewing, extending, or collateral to this Agreement, and any rights or benefits under The Limitation of Civil Rights Act of the Province of Saskatchewan are hereby waived.

     SECTION 6.10. WAIVER OF JURY TRIAL; APPOINTMENT OF RECEIVER. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

     SECTION 6.11. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. It is understood and agreed among the parties that this Agreement shall create separate security interests in the Collateral securing (i) the Credit Agreement Obligations (other than the Junior Obligations), (ii) the Senior

Obligations other than the Credit Agreement Obligations and (iii) the Junior Obligations, respectively, as provided in Section 2.01, and that any determination by any court with jurisdiction that the Security Interest securing any Obligation or class of Obligations is invalid for any reason shall not in and of itself invalidate the Security Interest securing any other Obligations hereunder.

     SECTION 6.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 6.04), and shall become effective as provided in Section 6.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     SECTION 6.13. HEADINGS. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 6.14. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

     (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 6.15. TERMINATION. (a) This Agreement and the Security Interest shall automatically terminate when all the Obligations (other than contingent indemnification and other contingent obligations as to which the Grantors have not received a notice of claim) described in clause (a) of the definition thereof have been indefeasibly paid in full, the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors or the Grantors' designee, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 6.15(a) shall be without recourse to or warranty by the Collateral Agent.

     (b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released in the event that all the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Company in accordance with the terms of the Credit Agreement, PROVIDED that the Required Lenders or, if required by the terms of the Credit Agreement, all the Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise. The Security Interest in any Collateral that is sold, transferred or otherwise disposed of in accordance with this Agreement, the Credit Agreement and the other Loan Documents (including pursuant to a waiver or amendment of the terms thereof) shall automatically terminate and be released, and such Collateral shall be sold free and clear of the Lien and Security Interest created hereby. In connection with any of the foregoing, the Collateral Agent shall execute and deliver to the Grantors or the Grantors' designee, at the Grantors' expense, all Uniform Commercial Code and the Personal Property Security Act termination statements and similar documents that the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this
Section 6.15(b) shall be without recourse to or warranty by the Collateral
Agent.

     SECTION 6.16. ADDITIONAL GRANTORS. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or that was not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into this Agreement as a Grantor upon becoming a Subsidiary Loan Party if such Subsidiary Loan Party owns or possesses property of a type that would be considered Collateral hereunder. Upon execution and delivery by the Collateral Agent and a Subsidiary Loan Party of an instrument in the form of Annex 1 hereto, such Subsidiary Loan Party shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

     SECTION 6.17. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, as the true and lawful attorney-in-fact and agent of the Assigned Contract Parties, with power of substitution for the Assigned Contract Parties and in the Assigned Contract Parties' names, the Collateral Agent's name or otherwise for the use and benefit of the Collateral Agent (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Assigned Contracts or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Assigned Contracts; (c) to sign the name of the Assigned Contract Parties on any invoice or bill of lading relating to any of the Assigned Contracts; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Assigned Contracts or to enforce any rights in respect of any Assigned Contracts; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Assigned Contracts; and (f) to use, sell, assign, transfer, pledge, amend, extend, renew, ratify, revive, release, pool or communitize or make any agreement with respect to or otherwise deal with all or any of the Assigned Contracts, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the Assigned Contract Party named in the Assigned Contracts; PROVIDED, HOWEVER, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to the Assigned Contracts or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any other Secured Party with respect to the Assigned Contracts or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Assigned Contract Parties or, except as a result of gross negligence, bad faith or wilful misconduct, to any claim or action against the Collateral Agent or any other Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Assigned Contract Parties for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this
Section 6.17 shall in no event relieve the Assigned Contract Parties of any of their obligations hereunder or under the other Loan Documents with respect to the Assigned Contracts or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Assigned Contracts or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right that it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

     SECTION 6.18. RECEIPT OF AGREEMENT. The Grantors hereby acknowledge receipt of an executed copy of this Agreement.

     SECTION 6.19. CURRENT SECURITY AGREEMENT; EFFECTIVENESS OF AMENDMENT AND RESTATEMENT. Until this Agreement becomes effective in accordance with the terms of the Amendment and Restatement Agreement, the Current Security Agreement shall remain in full force and effect and shall not be affected hereby. On and after the Restatement Effective Date, the provisions of the Current Security Agreement shall be superseded by the provisions hereof; PROVIDED that this Agreement shall not be construed to terminate and replace the Current Security Agreement, but is intended to and shall be construed to continue in effect all Security Interests, Liens and other obligations previously created under the Current Security Agreement on the terms set forth herein.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                       IMC GLOBAL INC.

                                          by

                                            Name:
                                            Title:    Authorized Officer



                                       EACH OF THE SUBSIDIARY GUARANTORS LISTED
                                       ON SCHEDULE I HERETO,

                                          by

                                            Name:
                                            Title:    Authorized Officer



                                       JPMORGAN CHASE BANK, as Collateral Agent,

                                          by

                                            Name:
                                            Title:    Authorized Officer

                                                                      SCHEDULE I
                                                     TO THE AMENDED AND RESTATED
                                                              SECURITY AGREEMENT



                              SUBSIDIARY GUARANTORS


             GUARANTOR                                              ADDRESS

IMC Global Operations Inc.                               100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
IMC Global Potash Holdings Inc.                          100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
IMC USA Holdings Inc.                                    100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
KCL Holdings, Inc.                                       100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
IMC Potash Carlsbad Inc.                                 100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
IMC Potash Colonsay N.V.                                 100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
IMC Potash Colonsay ULC                                  100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
IMC Chemicals Inc.                                       8300 College Boulevard
                                                         Overland Park, KS  66210
The Vigoro Corporation                                   100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
IMC Phosphates Company                                   100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
IMC Phosphates MP Inc.                                   100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
Phosphate Resource Partners Limited Partnership          100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
NATI LLC                                                 100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
IMC Canada Ltd.                                          100 S. Saunders Road, Suite 300
                                                         Lake Forest, IL  60045
IMC Global Dutch Holdings B.V.                           [    ]
IMC USA Inc. LLC                                         [    ]
FMRP Inc.                                                [    ]
IMC Global Dutch Holdings B.V.                           [    ]
IMC Sulphur Holdings LLC                                 [    ]

This Agreement has been executed on behalf of IMC Phosphates Company by:

     IMC Phosphates MP Inc., its Managing Partner

This Agreement has been executed on behalf of Phosphate Resource Partners Limited Partnership by:

     IMC Global Inc., its Administrative Managing Partner
     FMRP Inc., its General Partner

                                                                         ANNEX I
                                                     TO THE AMENDED AND RESTATED
                                                              SECURITY AGREEMENT
                         SUPPLEMENT NO. [ ] dated as of [ ] (this "SUPPLEMENT"),
                    to the Amended and Restated Security Agreement dated as of February 21, 2003, among, IMC GLOBAL INC., a Delaware corporation (the "COMPANY"), each subsidiary of the Company listed on Schedule I thereto (each such subsidiary, individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS") (the Subsidiary Guarantors and the Company are referred to collectively herein as the "GRANTORS") and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), a New York banking corporation, as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties (as defined herein).


          A. Reference is made to (a) the Amended and Restated Credit Agreement dated as of May 17, 2001, amended and restated as of February 21, 2003 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Borrowing Subsidiaries referred to therein, the lenders from time to time party thereto, JPMorgan Chase Bank, as administrative agent for the Lenders, and Goldman Sachs Credit Partners L.P., as syndication agent, and (b) the Guarantee Agreement dated as of May 17, 2001 (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AGREEMENT"), among the Company, the Subsidiary Guarantors and the Collateral Agent.

          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

          C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or that was not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Security Agreement as a Grantor upon becoming a Subsidiary Loan Party if such Subsidiary Loan Party owns or possesses property of a type that would be considered Collateral under the Security Agreement. Section 6.16 of the Security Agreement provides that additional Subsidiary Loan Parties may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary Loan Party (the "NEW GRANTOR") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

          Accordingly, the Collateral Agent and the New Grantor agree as follows:

          SECTION 1. In accordance with Section 6.16 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor:

          (i) as security for the payment in full of the Credit Agreement Obligations (other than the Junior Obligations), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Senior Secured Parties that hold such Credit Agreement Obligations, their successors and assigns, a first priority security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral of the New Grantor;

          (ii) as security for the payment in full of the Senior Obligations other than the Credit Agreement Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns for the benefit of the holders of the Senior Obligations other than the Credit Agreement Obligations, their successors and assigns, a first priority security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral of the New Grantor, in each case only if and to the extent that Proceeds from such Collateral are required to be applied pursuant to the Collateral Sharing Agreement to pay such Senior Obligations; and

          (iii) as security for the payment in full of the Junior Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns for the ratable benefit of the Junior Secured Parties, their successors and assigns, a second priority security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral of the New Grantor; PROVIDED that the Liens granted pursuant to this clause (iii) shall be subject and subordinate to the Liens granted to secure the Senior Obligations pursuant to clauses (i) and (ii) of this Section.

Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

          SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

          SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of each location at which Collateral of the New Grantor with an aggregate book value exceeding $5,000,000 is located and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

          SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

          SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent, to the extent that any such expenses are not paid by the Company.

          IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.


                                       [NAME OF NEW GRANTOR],

                                          by

                                            Name:
                                            Title:
                                            Address:


                                       JPMorgan Chase Bank, as Collateral Agent,

                                          by

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                                                                              31



        Name:
        Title:

                                                                      SCHEDULE I
                                                    to Supplement No. [ ] to the
                                                            Amended and Restated
                                                              Security Agreement

                             LOCATION OF COLLATERAL


Description                                              Location
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